Exhibit 99.1

LightPath Technologies Acquires Amorphous Materials, Inc.

Strategic Purchase to Add Proprietary Large Diameter Glass Melting Technology of Chalcogenide Glass

ORLANDO, FL – January 20, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced it has acquired the assets of Amorphous Materials, Inc., (“AMI”) an industrial manufacturer with complementary Chalcogenide glass melting technologies, in particular for large diameter optics, purchased for aggregate consideration of $7.0 million in cash, with the potential for up to $3 million of additional technical milestone-based equity consideration.

Key Transaction Highlights

●	Acquisition accelerates execution of strategic vision to become a leading vertically integrated infrared imaging (“IR”) solutions provider in the $9B infrared imaging market
●	AMI is a 50+ year-old company with a strong reputation, founded by Dr. Ray Hilton Sr., who was considered one of the pioneers in commercializing Chalcogenide glass
●	Adds incremental AMI glass melting technology, which melts high-grade glass as large diameter plates, critical for large optics, and in particular for space programs
●	Adds glass melting capacity and a second, NDAA compliant manufacturing location for BlackDiamond glass, acting as a backup for Orlando manufacturing
●	Adds a portfolio of complementary Chalcogenide glasses to BlackDiamond™ Chalcogenide-based glass materials portfolio
●	Accretive asset acquisition that is expected to add approximately $3.0 million in annual revenue following the acquisition
●	A majority of AMI’s revenue is generated from one tier-1 defense customer and derived from major programs of record that are expected to continue over the long term

Acquisition Summary and Strategic Rationale

Founded in 1977 to serve as a source of IR glass to be used as optical materials for forward looking night vision (FLIR) systems, AMI has developed the technology and built a facility capable of compounding and casting up to 10,000 lbs. of glass per year. AMI manufactures glass in support of multiple programs of record including the Joint Strike Fighter Electro-Optical Targeting System program and the Arrowhead sensor suite program for the Apache helicopter.

This acquisition strengthens LightPath's capabilities for large diameter optics, adding not only additional glass capacity, but the capability of making BlackDiamond™ up to 17” diameter, compared to 5” diameter today, significantly enhancing LightPath’s ability to supply large, high-value optics. These capabilities are expected to enable the use of BlackDiamond glass in long range, satellite sensors for the Golden Dome program. Operationally, AMI will add capacity and a redundant NDAA compliant manufacturing site in Plant, Texas at the facility form which LightPath’s Visimid subsidiary operates, with all incremental glass melting capabilities to be duplicated between Florida and Texas.

Further market expansion is possible for AMI’s advanced IR optical glass by offering optics and coatings through LightPath and marketing its products more widely. Combining LightPath’s growing camera portfolio with AMI’s highly complementary large-diameter glass capabilities will create one of the largest offerings of IR materials and optics in the industry today, all of which will be compliant with the latest NDAA requirement for US produced glass and optics.

Acquisition Terms

The aggregate consideration payable to AMI members is $7.0 million in cash, with the potential for up to $3 million in additional technical milestone-based equity consideration.

Management Commentary

“This accretive acquisition strengthens our industry position, glass supply chain – and with the addition of large diameter glass plate capabilities – further solidifies our transition from a pure component provider to a truly vertically integrated provider of subsystems and solutions for IR imaging,” said Sam Rubin, President and Chief Executive Officer of LightPath. “AMI’s best-in-class processes for chalcogenide glass manufacturing will upgrade our own capabilities, expand capacity and enable us to accelerate new glass readiness. Its technology will allow us to melt glass in larger sizes, opening the door to self-producing glass for high-value long-range imaging applications. Melting in large diameter plates is critical for large optics, an area we did not previously support and that has been a limitation of adoption of the BlackDiamond™ materials for select applications.

“AMI brings established programs with a tier-1 defense customer, and we believe combining our technologies will provide us with robust near-term revenue growth with a trusted partner. The acquisition fits our broader M&A strategy to expand our capabilities and market reach with AMI’s family of materials, as we seek to build a comprehensive IR imaging platform. We look forward to working with the AMI team to accelerate both growth and new product innovation and deliver value for our shareholders,” concluded Rubin.

Ray Hilton III, Chief Executive Officer of AMI, added: "We are privileged to join the LightPath family to help enhance its position in the market as a leader in IR imaging. Combining our complementary glass technologies with LightPath’s robust glass and imaging product suite will enable new possibilities for large optics and exciting new products. I look forward to working closely with Sam and the LightPath team in the months ahead."

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials - sold under exclusive license from the U.S. Naval Research Laboratory - to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China. To learn more, please visit www.lightpath.com.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding expectations, beliefs, hopes, intentions or strategies regarding, among other things, the anticipated benefits and potential synergies of the acquisition, the Company’s ability to generate and accelerate additional revenue, possible market expansion, as well as the reception in the industry, the Company’s ability to pursue additional opportunities, such as the U.S. Golden Dome, as well as other statements that are other than historical fact. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the likelihood that the impact of varying demand for the Company products; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the Company's reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group – MZ North America

LPTH@mzgroup.us

949-259-4987